EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

THE SPECTRANETICS CORPORATION
SUBSIDIARIES

SPECTRANETICS INTERNATIONAL B.V.
Established January 1993, Incorporated June 1993
Jurisdiction: The Netherlands

SPECTRANETICS II B.V.
Incorporated December 2011
Jurisdiction: The Netherlands
Subsidiary of Spectranetics International B.V.

SPECTRANETICS DEUTSCHLAND GMBH
Acquired May 2008
Jurisdiction: Germany
Subsidiary of Spectranetics International B.V.

SPECTRANETICS AUSTRIA GMBH
Incorporated December 2011
Jurisdiction: Austria
Subsidiary of Spectranetics International B.V.

SPECTRANETICS UK
Registered January 2012
Jurisdiction: United Kingdom
Subsidiary of Spectranetics International B.V.